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As filed with the Securities and Exchange Commission on February 28, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CANTEL MEDICAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-1760285 (I.R.S. employer identification no.)
150 Clove Road Little Falls, New Jersey (Address of principal executive offices)	07424 (Zip Code)

1997 EMPLOYEE STOCK OPTION PLAN
(Additional 750,000 shares covered by the Plan)
(Full Title of the Plan)

James P. Reilly,
President and Chief Executive Officer
Cantel Medical Corp.
150 Clove Road
Little Falls, New Jersey 07424
(Name and Address of Agent for Service)

(973) 890-7220
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $.10 per share	750,000 shares	$23.91	$17,932,500	$2,110.65

(1)
This Registration Statement covers additional shares of the Registrant's common stock that may be granted under the Registrant's 1997 Employee Stock Option Plan (the "Plan") as well as any additional shares of common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)
Calculated solely for purposes of the registration fee for this offering in accordance with Rule 457(h)(1) of the Securities Act of 1933 on the basis of the high and low sale prices of the common stock as reported by the New York Stock Exchange on February 22, 2005.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

        This Registration Statement is filed pursuant to General Instruction E to Form S-8 and is for the registration of 750,000 additional shares of common stock, par value $.10 per share ("Common Stock"), of Cantel Medical Corp., a Delaware corporation (the "Company" or "Registrant"), under the Company's 1997 Employee Stock Option Plan (as amended through December 16, 2004). On March 19, 2001, the Company filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 (registration no. 333-57232) relating to the shares of Common Stock issuable under the 1997 Employee Stock Option Plan. Such registration statement was amended by filings of amendments thereto on May 3, 2002 and March 4, 2004. This Registration Statement relates to securities of the same class as those for which such prior registration statement is effective, and the contents of such prior registration statement, as amended, are incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the "Note" to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

          (a)   The Company's Annual Report for the fiscal year ended July 31, 2004 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

          (b)   All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended July 31, 2004.

          (c)   The Registration Statement of the Company on Form 8-A filed on April 10, 1972 registering the Company's Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") which contains a description of the Common Stock.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.    Description of Securities.

        Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not Applicable.

Item 6.    Indemnification of Directors and Officers.

        Section 145(a) of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        Article Fifteenth of the Company's Amended and Restated Certificate of Incorporation states that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that Article Fifteenth does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article Thirteenth of the Company's Amended and Restated Certificate of Incorporation states that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons it has the power to indemnify under Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145. The right to indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided under Article Thirteenth will not be deemed exclusive of any other rights of which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        The Company's By-laws, as amended, also provides that the Company's directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by the DGCL.

        The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws. In addition, the Company has entered into Indemnification Agreements with certain of its directors and officers which provide for indemnification from liability to the full extent permitted by the DGCL.

Item 7.    Exemption from Registration Claimed.

        Not Applicable

Item 8.    Exhibits.

        See Exhibit Index immediately following signature pages.

4.01 -	1997 Employee Stock Option Plan, as amended.
5.01 -	Opinion of Eric W. Nodiff, Senior Vice President and General Counsel to the Registrant.
23.01 -	Consent of Eric W. Nodiff, Senior Vice President and General Counsel to the Registrant (included in Exhibit 5.01).
23.02 -	Consent of Ernst & Young LLP
24.01 -	Power of Attorney (included in signature page).

Item 9.    Undertakings.

        (a)   The undersigned Company hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

;provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Little Falls and state of New Jersey, on this 28th day of February, 2005.

CANTEL MEDICAL CORP.
By:	/s/ JAMES P. REILLY James P. Reilly President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Reilly and Eric W. Nodiff, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of on February 28, 2005:

Signature	Title

/s/ CHARLES M. DIKER Charles M. Diker	Chairman of the Board and Director
/s/ ALAN J. HIRSCHFIELD Alan J. Hirschfield	Vice Chairman of the Board and Director
/s/ JAMES P. REILLY James P. Reilly	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ CRAIG A. SHELDON Craig A. Sheldon	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ROBERT L. BARBANELL Robert L. Barbanell	Director
/s/ ALAN R. BATKIN Alan R. Batkin	Director
/s/ JOSEPH M. COHEN Joseph M. Cohen	Director
/s/ DARWIN C. DORNBUSH Darwin C. Dornbush	Director
/s/ SPENCER FOREMAN Spencer Foreman	Director
/s/ BRUCE SLOVIN Bruce Slovin	Director

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STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES